UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 27, 2006

IMS HEALTH INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-14049	No. 06-1506026
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1499 Post Road		06824
Fairfield, Connecticut		(Zip Code)
(Address of Principal Executive offices)

Registrant’s telephone number, including area code: (203) 319-4700

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 27, 2006, IMS Health Incorporated (the “Company”) entered into a credit agreement (the “Credit Agreement”) with Fortis Capital Corp. as lender pursuant to which the Company borrowed $50,000,000. The proceeds will be used for general corporate purposes, which may include, among other things, the repurchase of the Company’s shares. The term of the Credit Agreement is three years, extendable by two years upon request of the Company subject to certain conditions set forth in the Credit Agreement. Interest under the Credit Agreement is calculated, at the election of the Company, at either the Alternate Base Rate or the LIBOR Rate, plus the Applicable Percentage, as each such term is defined in the Credit Agreement. The loans under the Credit Agreement may be subject to acceleration if certain events of default occur. Additional terms of the facility, including prepayments, negative covenants and events of default, are set forth in the Credit Agreement.

A copy of the Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1                           $50,000,000 Credit Agreement between IMS Health Incorporated and Fortis Capital Corp., dated as of June 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH INCORPORATED (Registrant)

	By:	/s/ Robert H. Steinfeld
		Name:	Robert H. Steinfeld
		Title	Senior Vice President, General Counsel and Corporate Secretary

Date: June 29, 2006

EXHIBIT INDEX

99.1	$50,000,000 Credit Agreement between IMS Health Incorporated and Fortis Capital Corp., dated as of June 27, 2006.